Exhibit 99.1

NEWS RELEASE

Warner Chilcott Announces Plans to Restructure Western European Operations

Impact to 2011 Adjusted Cash Net Income Expected to be Neutral to Slightly Accretive

DUBLIN, Ireland, April 18, 2011 — Warner Chilcott plc (Nasdaq: WCRX) announced today its plans to restructure its Western European operations in Belgium, the Netherlands, France, Germany, Italy, Spain, Switzerland and the United Kingdom. The restructuring will not impact the Company’s operations at its headquarters in Dublin, Ireland, its facilities in Dundalk, Ireland, Larne, Northern Ireland or Weiterstadt, Germany or its commercial operations in the United Kingdom. The Company determined to proceed with the restructuring following the completion of a strategic review of its operations in its Western European markets where its product ACTONEL (risedronate sodium) lost exclusivity in late 2010. ACTONEL accounted for approximately 70% of the Company’s Western European revenues in 2010. In connection with the restructuring, the Company intends to move to a wholesale distribution model in the affected jurisdictions to minimize operational costs going forward. The Company currently expects to complete the restructuring by the middle of 2012. The implementation of the restructuring plan is expected to impact approximately 500 employees and remains subject to consultation with local works councils in certain European jurisdictions.

“We have conducted a strategic review of our European operations in the context of the recent loss of exclusivity of ACTONEL in Western Europe,” said Hans van Zoonen, President, Europe/International and Global Marketing of Warner Chilcott. “The restructuring initiative will allow us to focus on growth opportunities that match Warner Chilcott’s key competitive strengths, including the launches of ATELVIA (risedronate sodium) and LO LOESTRIN FE (norethindrone acetate and ethinyl estradiol tablets, ethinyl estradiol tablets and ferrous fumarate tablets) in the United States. We believe this is the appropriate course of action for the Company and in the best interest of its shareholders.”

In connection with the restructuring, the Company expects to record aggregate restructuring charges in 2011 and 2012 consisting of employee severance and other charges of approximately $120 to $130 million based on current exchange rates. All of these charges will result in future cash expenditures for the Company. These non-recurring expenses relate primarily to costs incurred in connection with the planned reduction of approximately 500 employees across Western Europe. The substantial majority of the restructuring charges are expected to be recognized in 2011 and relate to employee severance. Approximately $43 million ($42 million after-tax or approximately $0.16 per diluted share) in employee severance charges are expected to be recorded in the quarter ended March 31, 2011.

Separately, the Company has announced that it expects to record in the quarter ended March 31, 2011 aggregate charges of approximately $33 million, net of tax, (or $0.13 per diluted share) in connection with its decision to repurpose its Manati, Puerto Rico manufacturing facility, including approximately $26 million in non-cash charges resulting from the write-down of certain property, plant and equipment assets and approximately $7 million of employee severance charges. Going forward, this facility will primarily serve as a warehouse and distribution service center.

In connection with each announcement of the Company’s quarterly and full year 2011 results, the after-tax impact of these non-recurring charges will be added back to GAAP net income in the presentation of the Company’s adjusted cash net income. Cash net income (CNI) is defined as the Company’s GAAP net income, as adjusted for the after-tax effects of two non-cash items: amortization (including impairments, if any) of intangible assets and amortization (including write-offs, if any) of deferred loan costs related to its debt. Adjusted CNI is defined as CNI, as further adjusted for the after-tax impact of non-recurring items such as the above described restructuring charges. On an adjusted CNI basis, the Company expects the impact of the European restructuring and Manati repurposing to be neutral to slightly accretive to its current 2011 financial guidance. The Company expects to update its detailed 2011 financial guidance in connection with the reporting of its first quarter results in early May 2011.

The Company

Warner Chilcott is a leading specialty pharmaceutical company currently focused on the women’s healthcare, gastroenterology, dermatology and urology segments of the North American and Western European pharmaceuticals markets. The Company is a fully integrated company with internal resources dedicated to the development, manufacturing and promotion of its products. WCRX-F

Forward Looking Statements

This press release contains forward-looking statements, including statements concerning our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements: our substantial indebtedness, including increases in the LIBOR rates on our variable-rate indebtedness above the applicable floor amounts; competitive factors in the industry in which we operate, including the approval and introduction of generic or branded products that compete with our products; our ability to protect our intellectual property; a delay in qualifying any of our manufacturing facilities that produce our products or production or regulatory problems with either our own manufacturing facilities or third party manufacturers or API suppliers upon whom we may rely for some of our products; pricing pressures from reimbursement policies of private managed care organizations and other third party payors, government sponsored health systems, and the continued consolidation of the distribution network through which we sell our products; changes in tax laws or interpretations that could increase our consolidated tax liabilities; government regulation, including U.S. and foreign health care reform, affecting the development, manufacture, marketing and sale of pharmaceutical products, including our ability and the ability of companies with whom we do business to obtain necessary regulatory approvals; adverse outcomes in our outstanding litigation or arbitration matters or an increase in the number of litigation matters to which we are subject; the loss of key senior management or scientific staff; our ability to manage the growth of our business by successfully identifying, developing, acquiring or licensing new products at favorable prices and marketing such new products; our ability to obtain regulatory approval and customer acceptance of new products, and continued customer acceptance of our existing products; our ability to realize the anticipated opportunities from the PGP Acquisition; and the other risks identified in our periodic filings including our Annual Report on Form 10-K for the year ended December 31, 2010, and from time-to-time in our other investor communications.

We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in our forward-looking statements may not occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.

Company Contact:	Emily Hill
Investor Relations 973-907-7084 Emily.Hill@wcrx.com